SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2010
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
     On May 6, 2010, Levi Strauss & Co. (the “Company”) entered into an indenture (the “Indenture”) in connection with the Company’s offering of €300.0 million aggregate principal amount of 7 3/4% Senior Notes due 2018 (the “Euro Notes”) and $525.0 million aggregate principal amount of 7 5/8% Senior Notes due 2020 (the “Dollar Notes,” and together with the Euro Notes, the “Notes”).
     For the Euro Notes, Wells Fargo Bank, National Association will act as trustee, Citibank Europe plc will be the common depositary, Citibank N.A. will act as registrar, paying agent and transfer agent, and Dexia Banque Internationale à Luxembourg, société anonyme will act as Luxembourg registrar and paying agent. The Euro Notes will bear interest at 7 3/4% per annum, payable semiannually in arrears on May 15 and November 15, commencing on November 15, 2010, and will mature on May 15, 2018.
     For the Dollar Notes, Wells Fargo Bank will act as trustee, registrar and paying agent. The Dollar Notes will bear interest at 7 5/8% per annum, payable semiannually in arrears on May 15 and November 15, commencing on November 15, 2010, and will mature on May 15, 2020.
     The Notes are general senior obligations of the Company and rank equally in right of payment to the Company’s existing and future senior unsecured debt and rank senior in right of payment to the Company’s future debt that is expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Company’s secured indebtedness, including indebtedness under existing credit facilities, to the extent of the value of the collateral securing such indebtedness; and are structurally subordinated to all of the existing and future liabilities, including trade payables, of the Company’s subsidiaries.
Optional Redemption
Euro Notes
     At any time prior to May 15, 2013, the Company may redeem up to 35% of the original aggregate principal amount of the Euro Notes with the proceeds of one or more equity offerings, at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any.
     In addition, the Company may choose to redeem all or any portion of the Euro Notes prior to May 15, 2014, at a redemption price of 100% of the principal amount of the Euro Notes to be redeemed plus (i) the excess value on such redemption date of (A) the redemption price of such Euro Notes to be redeemed on May 15, 2014, plus (B) all required remaining scheduled interest payments due on such Euro Notes to be redeemed through May 15, 2014, computed using a discount rate equal to the Bund Rate plus 50 basis points, over (ii) the principal amount of such Euro Notes to be redeemed.
     On or after May 15, 2014, the Company may redeem all or a part of the Euro Notes at the price set forth below, plus accrued and unpaid interest, if any, if redeemed during a 12-month period beginning on May 15 of the years indicated below:

Year	Percentage
2014	103.875%
2015	101.938%
2016 and thereafter	100.000%
     In the event that the Company becomes obligated to pay additional amounts to holders of the Euro Notes as a result of changes of law in a relevant taxing jurisdiction affecting withholding taxes applicable to payments on the Euro Notes, the Company may redeem the Euro Notes, in whole but not in part, at any time at 100% of the principal amount of the Euro Notes, plus accrued and unpaid interest, if any, to the date of redemption.

Dollar Notes
     At any time prior to May 15, 2013, the Company may redeem up to 35% of the original aggregate principal amount of the Dollar Notes with the proceeds of one or more equity offerings, at a redemption price of 107.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any.
     In addition, the Company may choose to redeem all or any portion of the Dollar Notes prior to May 15, 2015, at a redemption price of 100% of the principal amount of the Dollar Notes to be redeemed plus (i) the excess value on such redemption date of (A) the redemption price of such Dollar Notes to be redeemed on May 15, 2015, plus (B) all required remaining scheduled interest payments due on such Dollar Notes to be redeemed through May 15, 2015, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Dollar Notes to be redeemed.
     On or after May 15, 2015, the Company may redeem all or a part of the Dollar Notes at the price set forth below, plus accrued and unpaid interest, if any, if redeemed during a 12-month period beginning on May 15 of the years indicated below:

Year	Percentage
2015	103.813%
2016	102.542%
2017	101.271%
2018 and thereafter	100.000%
Repurchase Offer upon a Change of Control
     Upon the occurrence of a change in control (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of purchase. However, the Company’s existing bank credit facilities limit its ability to repurchase the Notes prior to their maturity.
Other Covenants
     The Indenture contains covenants that limit, among other things, the Company’s and certain of the Company’s subsidiaries’ ability to (1) incur additional debt, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) incur liens, (6) impose restrictions on the ability of its subsidiaries to pay dividends or make payments to the Company and its restricted subsidiaries, (7) enter into sale and leaseback transactions, (8) merge or consolidate with another person, and (9) dispose of all or substantially all of the Company’s assets. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
     The offering and sale of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be reoffered or resold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
Registration Rights Agreement
     In connection with the offering of the Notes, with respect to each series of Notes, the Company has agreed pursuant to a Registration Rights Agreement, dated as of May 6, 2010 (the “Registration Rights Agreement”), among the Company and the initial purchasers of the Notes, to use its reasonable best efforts to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. In addition, the Company agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the Notes. If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.
Supplemental Indentures
     On May 6, 2010, in connection with the Company’s cash tender offer for any and all of its U.S. Dollar denominated 9 3/4% Senior Notes due 2015 (the “2015 Notes”) and Euro denominated 8 5/8% Senior Notes due 2013 (the “2013 Notes,” and together, the “Tendered Notes”), the Company and Wilmington Trust Company, as trustee, executed first supplemental indentures (the “Supplemental Indentures”) amending each of the applicable indentures, dated as of December 22, 2004, and March 11, 2005, respectively (the “Tendered Notes Indentures”), governing the Tendered Notes.
     The Supplemental Indentures amend the Tendered Notes Indentures to delete or make less restrictive substantially all of the restrictive covenants contained in the Tendered Notes Indentures (other than requirements to make an offer for the Tendered Notes in the event of certain asset sales and changes in control), to delete events of default relating to cross-defaults and judgments against the Company, and to make conforming and related changes to the Tendered Notes Indentures.
     Each of the Indenture, the Supplemental Indentures and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Indenture, the Supplemental Indentures and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.
Item 2.03. Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information under Item 1.01 is incorporated by reference.
Item 8.01. Other Events
     On May 6, 2010, the Company announced that it had closed is private placement of the Euro Notes and the Dollar Notes. In addition, on May 6, 2010, the Company accepted for purchase $411.4 million (or 92.2%) of its $446.2 million aggregate principal amount of 2015 Notes and €198.9 million (or 79.6%) of its €250.0 million aggregate principal amount of 2013 Notes.
     A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 6, 2010, between Levi Strauss & Co. and Wells Fargo Bank, National Association, as trustee, governing the Euro denominated Senior Notes due 2018 and the U.S. Dollar denominated Senior Notes due 2020.

4.2	First Supplemental Indenture, dated as of May 6, 2010 to the Indenture dated as of December 22, 2004, each between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the U.S. Dollar denominated 9 3/4% Senior Notes due 2015.

4.3	First Supplemental Indenture, dated as of May 6, 2010 to the Indenture dated as of March 11, 2005, each between Levi Strauss & Co. and Wilmington Trust Company, as trustee, governing the U.S. Dollar denominated 8 5/8% Senior Notes due 2013.

4.4	Registration Rights Agreement, dated May 6, 2010 among Levi Strauss & Co., Merrill Lynch International and Banc of America Securities LLC in relation to the Euro denominated 7 3/4% Senior Notes due 2018 and the U.S. Dollar denominated 7 5/8% Senior Notes due 2020.

99.1	Press release, dated May 6, 2010, announcing the closing of the private placement of Euro Notes and Dollar Notes and acceptance of tendered notes in the Levi Strauss & Co tender offers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 7, 2010	LEVI STRAUSS & CO.
	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller